EXHIBIT         10.2


Comdial Corporation Announces the Appointment of
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Nicholas A.  Branica as New Chief Executive Officer
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CHARLOTTESVILLE, Va. - October 3, 2000 - The Board of Directors of
Comdial Corporation (Nasdaq: CMDL) today announced the appointment of Nicholas A. Branica as President and Chief Executive Officer of Comdial Corp. Additionally, Nick will also join the Company's Board of Directors.

Dianne C. Walker, Chairman of Comdial's Board of Directors, stated, "We are fortunate to have someone with Nick's expertise and knowledge to lead the management team. Nick joined Comdial as part of the KVT acquisition and brought with him a strong entrepreneurial spirit. The decision to offer him the CEO's position seemed to be a logical progression. We believe Nick, with his expertise in the industry and his vision for Comdial, is the best person to lead the Company to the next level."

Regarding his appointment, Mr. Branica commented, "I'm pleased to have this opportunity to take Comdial forward in this exciting era of converged communications. We will continue to build and enhance our relationships with our dealers who, besides our people, are our most valuable asset. I intend to build upon Comdial's solid foundation which will usher the way into the next generation of telecommunications products and services."

Mr. Branica is well suited to this position with a background that includes over 15 years experience in the telecommunications market. Mr. Branica specializes in bringing value-adding communications solutions to the small to mid-sized business market.

About Comdial
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Comdial is a provider of integrated communications solutions.  The
Company's broad product line includes business communications, hospitality, assisted living, real estate, and call center solutions. For more information about Comdial and its products, please visit their web site at www.comdial.com.

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